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                                                                     EXHIBIT 3.5

                                     BYLAWS
                                       OF
                        PACIFIC GAS AND ELECTRIC COMPANY
                         AMENDED AS OF FEBRUARY 18, 2004

                                   ARTICLE I.
                                  SHAREHOLDERS.

         1. PLACE OF MEETING. All meetings of the shareholders shall be held at the office of the Corporation in the City and County of San Francisco, State of California, or at such other place, within or without the State of California, as may be designated by the Board of Directors.

         2. ANNUAL MEETINGS. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors.

         Written notice of the annual meeting shall be given not less than ten (or, if sent by third-class mail, thirty) nor more than sixty days prior to the date of the meeting to each shareholder entitled to vote thereat. The notice shall state the place, day, and hour of such meeting, and those matters which the Board, at the time of mailing, intends to present for action by the shareholders.

         Notice of any meeting of the shareholders shall be given by mail or telegraphic or other written communication, postage prepaid, to each holder of record of the stock entitled to vote thereat, at his address, as it appears on the books of the Corporation.

         At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the annual meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the annual meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) otherwise properly brought before the annual meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, the shareholder must have given timely and proper written notice to the Corporate Secretary of the Corporation. To be timely, the shareholder's written notice must be received at the principal executive office of the Corporation not less than forty-five days before the date corresponding to the mailing date of the notice and proxy materials for the prior year's annual meeting of shareholders; provided, however, that if the annual meeting to which the shareholder's written notice relates is to be held on a date that differs by more than thirty days from the date of the last annual meeting of shareholders, the shareholder's written notice to


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be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting is made or given to shareholders. Any shareholder's written notice that is delivered after the close of business (5:00 p.m. local time) will be considered received on the following business day. To be proper, the shareholder's written notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address of the shareholder as they appear on the Corporation's books, (c) the class and number of shares of the Corporation that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. In addition, if the shareholder's written notice relates to the nomination at the annual meeting of any person for election to the Board, such notice to be proper must also set forth (a) the name, age, business address, and residence address of each person to be so nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock of the Corporation beneficially owned by each such person, and (d) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Corporation if elected. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section.

         3. SPECIAL MEETINGS. Special meetings of the shareholders shall be called by the Corporate Secretary or an Assistant Corporate Secretary at any time on order of the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, or the President. Special meetings of the shareholders shall also be called by the Corporate Secretary or an Assistant Corporate Secretary upon the written request of holders of shares entitled to cast not less than ten percent of the votes at the meeting. Such request shall state the purposes of the meeting, and shall be delivered to the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President or the Corporate Secretary.

         A special meeting so requested shall be held on the date requested, but not less than thirty-five nor more than sixty days after the date of the original request. Written notice of each special meeting of shareholders, stating the place, day, and hour of such meeting and the business proposed to be transacted thereat, shall be given in the manner stipulated in Article I,
Section 2, Paragraph 3 of these Bylaws within twenty days after receipt of the written request.

         4. VOTING AT MEETINGS. At any meeting of the shareholders, each holder of record of stock shall be entitled to vote in person or by proxy. The authority of proxies must be evidenced by a written document signed by the shareholder and must be delivered to the Corporate Secretary of the Corporation prior to the commencement of the meeting.

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         5.       NO CUMULATIVE VOTING. No shareholder of the Corporation shall be entitled to cumulate his or her voting power.

                                   ARTICLE II.
                                   DIRECTORS.

         1. NUMBER. The Board of Directors of this Corporation shall consist of such number of directors, not less than nine (9) nor more than seventeen (17). The exact number of directors shall be eleven (11) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

         2. POWERS. The Board of Directors shall exercise all the powers of the Corporation except those which are by law, or by the Articles of Incorporation of this Corporation, or by the Bylaws conferred upon or reserved to the shareholders.

         3. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate and appoint one or more committees as the Board deems appropriate, each consisting of two or more directors, to serve at the pleasure of the Board; provided, however, that, as required by this Corporation's Articles of Incorporation, the members of the Executive Committee (should the Board of Directors designate an Executive Committee) must be appointed by the affirmative vote of two-thirds of the authorized number of directors. Any such committee, including the Executive Committee, shall have the authority to act in the manner and to the extent provided in the resolution of the Board of Directors designating such committee and may have all the authority of the Board of Directors, except with respect to the matters set forth in California Corporations Code Section 311.

         4. TIME AND PLACE OF DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held on such days and at such times and at such locations as shall be fixed by resolution of the Board, or designated by the Chairman of the Board or, in his absence, the Vice Chairman of the Board, or the President of the Corporation and contained in the notice of any such meeting. Notice of meetings shall be delivered personally or sent by mail or telegram at least seven days in advance.

         5. SPECIAL MEETINGS. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, the President, or any five directors may call a special meeting of the Board of Directors at any time. Notice of the time and place of special meetings shall be given to each Director by the Corporate Secretary. Such notice shall be delivered personally or by telephone (or other system or technology designed to record and communicate messages, including facsimile, electronic mail, or other such means) to each Director at least four hours in advance of such meeting, or sent by first-class mail or telegram, postage prepaid, at least two days in advance of such meeting.

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         6.       QUORUM. A quorum for the transaction of business at any
meeting of the Board of Directors or any committee thereof shall consist of one-third of the authorized number of directors or committee members, or two, whichever is larger.

         7. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

         8. MEETINGS BY CONFERENCE TELEPHONE. Any meeting, regular or special, of the Board of Directors or of any committee of the Board of Directors, may be held by conference telephone or similar communication equipment, provided that all Directors participating in the meeting can hear one another.

                                  ARTICLE III.
                                    OFFICERS.

         1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chairman of the Executive Committee (whenever the Board of Directors in its discretion fills these offices), a President, one or more Vice Presidents, a Corporate Secretary and one or more Assistant Corporate Secretaries, a Treasurer and one or more Assistant Treasurers, a General Counsel, a General Attorney (whenever the Board of Directors in its discretion fills this office), and a Controller, all of whom shall be elected by the Board of Directors. The Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Executive Committee, and the President shall be members of the Board of Directors.

         2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if that office be filled, shall preside at all meetings of the shareholders, of the Directors, and of the Executive Committee in the absence of the Chairman of that Committee. The Chairman of the Board shall be the chief executive officer of the Corporation if so designated by the Board of Directors. The Chairman of the Board shall have such duties and responsibilities as may be prescribed by the Board of Directors or the Bylaws. The Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character, and in the absence or disability of the President, shall exercise his duties and responsibilities.

         3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if that office be filled, shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws. The Vice Chairman of the Board shall be the chief executive officer of the Corporation if so designated by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders; and, in the absence of the Chairman of the Executive Committee and the

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Chairman of the Board, The Vice Chairman of the Board shall preside at all meetings of the Executive Committee. The Vice Chairman of the Board shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

         4. CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee, if that office be filled, shall preside at all meetings of the Executive Committee. The Chairman of the Executive Committee shall aid and assist the other officers in the performance of their duties and shall have such other duties as may be prescribed by the Board of Directors or the Bylaws.

         5. PRESIDENT. The President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, or the Bylaws. The President shall be the chief executive officer of the Corporation if so designated by the Board of Directors. If there be no Chairman of the Board, the President shall also exercise the duties and responsibilities of that office. The President shall have authority to sign on behalf of the Corporation agreements and instruments of every character.

         6. VICE PRESIDENTS. Each Vice President shall have such duties and responsibilities as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws. Each Vice President's authority to sign agreements and instruments on behalf of the Corporation shall be as prescribed by the Board of Directors. The Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the President may confer a special title upon any Vice President.

         7. CORPORATE SECRETARY. The Corporate Secretary shall attend all meetings of the Board of Directors and the Executive Committee, and all meetings of the shareholders, and the Corporate Secretary shall record the minutes of all proceedings in books to be kept for that purpose. The Corporate Secretary shall be responsible for maintaining a proper share register and stock transfer books for all classes of shares issued by the Corporation. The Corporate Secretary shall give, or cause to be given, all notices required either by law or the Bylaws. The Corporate Secretary shall keep the seal of the Corporation in safe custody, and shall affix the seal of the Corporation to any instrument requiring it and shall attest the same by the Corporate Secretary's signature.

         The Corporate Secretary shall have such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.

         The Assistant Corporate Secretaries shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Corporate Secretary. In the absence or disability of the Corporate Secretary, the Corporate Secretary's duties shall be performed by an Assistant Corporate Secretary.

         8. TREASURER. The Treasurer shall have custody of all moneys and funds of the Corporation, and shall cause to be kept full and accurate records of receipts and

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disbursements of the Corporation. The Treasurer shall deposit all moneys and other valuables of the Corporation in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or any employee of the Corporation designated by the Board of Directors. The Treasurer shall disburse such funds of the Corporation as have been duly approved for disbursement.

         The Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.

         The Assistant Treasurer shall perform such duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Treasurer. In the absence or disability of the Treasurer, the Treasurer's duties shall be performed by an Assistant Treasurer.

         9. GENERAL COUNSEL. The General Counsel shall be responsible for handling on behalf of the Corporation all proceedings and matters of a legal nature. The General Counsel shall render advice and legal counsel to the Board of Directors, officers, and employees of the Corporation, as necessary to the proper conduct of the business. The General Counsel shall keep the management of the Corporation informed of all significant developments of a legal nature affecting the interests of the Corporation.

         The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws.

         10. CONTROLLER. The Controller shall be responsible for maintaining the accounting records of the Corporation and for preparing necessary financial reports and statements, and the Controller shall properly account for all moneys and obligations due the Corporation and all properties, assets, and liabilities of the Corporation. The Controller shall render to the officers such periodic reports covering the result of operations of the Corporation as may be required by them or any one of them.

         The Controller shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the President, or the Bylaws. The Controller shall be the principal accounting officer of the Corporation, unless another individual shall be so designated by the Board of Directors.

                                   ARTICLE IV.
                                 MISCELLANEOUS.

         1. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of

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shares. The record date so fixed shall be not more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action for the purposes for which it is so fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting, or entitled to receive any dividend or distribution, or allotment of rights, or to exercise the rights, as the case may be.

         2. TRANSFERS OF STOCK. Upon surrender to the Corporate Secretary or Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, and payment of transfer taxes, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, and to appoint and remove Transfer Agents and Registrars of transfers.

         3. LOST CERTIFICATES. Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation, its Transfer Agents, Registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the Corporate Secretary of the Corporation, before a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

                                   ARTICLE V.
                                  AMENDMENTS.

         1. AMENDMENT BY SHAREHOLDERS. Except as otherwise provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by the affirmative vote of a majority of the outstanding shares entitled to vote at any regular or special meeting of the shareholders.

         2. AMENDMENT BY DIRECTORS. To the extent provided by law, these Bylaws, or any of them, may be amended or repealed or new Bylaws adopted by resolution adopted by a majority of the members of the Board of Directors.

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